Exhibit 99.1

Equinix and GIC Agree to Form Joint Venture to Develop and Operate Hyperscale Data Centers in Europe

xScale™ Data Centers to Support the Unique Needs of Top Hyperscale Companies

REDWOOD CITY, Calif., July 1, 2019 /PRNewswire/ -- Equinix, Inc. (Nasdaq: EQIX), the global interconnection and data center company, today announced the signing on June 27, 2019, of a greater than U.S.$1.0 billion initial joint venture in the form of a limited liability partnership with GIC, Singapore's sovereign wealth fund, to develop and operate xScaleTM data centers in Europe. The initial facilities in the joint venture will serve the unique core workload deployment needs of a targeted group of hyperscale companies, including the world's largest cloud service providers. The facilities, on or proximate to some of Equinix's existing IBX® campuses, will allow these key enablers of digital transformation to streamline their continued growth, while strengthening Equinix's leadership position in the cloud ecosystem, as enterprises increasingly embrace hybrid multicloud as the IT architecture of choice.

For years, hyperscale operators, including Alibaba Cloud, Amazon Web Services, Microsoft Azure, Oracle Cloud Infrastructure and Google Cloud, have partnered with Equinix to leverage its global platform of 200 International Business Exchange™ (IBX) data centers to directly connect to their strategic business partners and customers. Today, Platform Equinix® offers the most access points—the "on- and off-ramps to the cloud"—to the top global cloud service providers. In addition to these customer access points, hyperscale companies are investing in large-scale data center deployments to accommodate their rapidly growing core workload needs. With xScale data centers, hyperscale companies will now be able to add core deployments at Equinix to their existing access point footprints, enabling their growth on a single platform that spans more than 50 global metros and offers direct interconnection—within a vibrant set of ecosystems—to their customers and strategic business partners.

As hyperscale companies scale their operations at Equinix through xScale data centers and further leverage direct access to the business ecosystems of Equinix's global platform, the "network effect" will also benefit other companies operating at Equinix, including companies with existing direct connections to hyperscale access points at Equinix. The deployment of core hyperscale infrastructure at Equinix through xScale data centers will serve as a magnet, attracting additional partners, application developers and other hyperscale vendors to Equinix's ecosystem, increasing the choice and innovation opportunities for current Equinix customers.

While not a broader entry into the wholesale market, xScale data centers will focus on a targeted group of hyperscale companies that offer significant value to the existing Equinix cloud ecosystem.

Highlights/Key Facts

  Equinix has deep relationships with the top global hyperscale companies. These companies benefit from the unique value of Platform Equinix, including access to business ecosystems, interconnection services and local market knowledge. Currently, global deployments from the top hyperscale companies exceed $500 million in annual revenue at Equinix, with interconnection-rich retail deployments representing the most rapid growth segment of their deployments.
  xScale data centers will provide hyperscale companies a differentiated value proposition from existing wholesale data center operators in two key areas:
    xScale data centers will offer access to Equinix's comprehensive suite of interconnection and edge services. These services will tie into the hyperscale companies' existing access points at Equinix, thereby increasing the speed of connectivity to their existing and future enterprise customers.
    xScale data centers will be engineered to meet the technical and operational requirements and price points of core hyperscale workload deployments. This enables hyperscale companies to consolidate core and access point deployments into one global provider to streamline and simplify their rapid growth.
  xScale data centers will be managed and staffed by Equinix while ensuring seamless connectivity to the Equinix global platform, providing a consistent experience for the hyperscale companies.
  Private connectivity between enterprises, strategic cloud service providers and network services is essential as digital transformation fuels higher demand for localized digital services at the edge. According to the Global Interconnection Index Volume 2, a market study published by Equinix, the capacity for private data exchange between enterprises and cloud and network service providers is forecast to grow nearly 10 times faster than public internet traffic by 2021.

Financial Details

  Under the terms of the agreement, GIC will own an 80% equity interest in the joint venture and Equinix will own the remaining 20% equity interest. The joint venture is expected to close in Q3 2019, pending regulatory approval and other closing conditions.
  Equinix will sell both its London LD10 (retaining part of that business under a lease back) and Paris PA8 IBX data centers and the associated leases, as well as certain other development interests, to the joint venture. A significant portion of London LD10 and Paris PA8 are already leased. Under the terms of this joint venture, additional new xScale data centers are expected to be developed in Amsterdam, Frankfurt (two sites) and London. These initial six facilities, when fully built out, will provide approximately 155 megawatts (MW) of power capacity.
  Upon closing of this initial joint venture, GIC is expected to have contributed cash to fund its 80% equity interest in the joint venture, and Equinix is expected to have transferred its LD10 and PA8 IBX assets and certain development investments in return for net cash proceeds and a 20% equity interest in the joint venture. At a future date, pending the delivery of certain contractual milestones related to the four development sites, Equinix will receive additional cash funded through additional equity contributions.
  Depending on the closing date of the joint venture, relative to prior Equinix guidance, as announced on Form 8-K filed on May 1, 2019, the sale of both LD10 and PA8 to the joint venture is expected to reduce each of Equinix's 2019 revenue, adjusted EBITDA and AFFO guidance by approximately $15 million or less, net of the fees earned and the lease payments incurred from the joint venture by Equinix.
  The joint venture has received financing commitments for €850 million of secured credit facilities, consisting of a €200 million secured term loan facility that will be used to fund a portion of the consideration paid to Equinix for the sale to the joint venture of the LD10 and PA8 IBX data centers and other development investments; a €610 million secured delayed draw term loan facility that will be used to fund a portion of the planned development and construction costs for the new xScale data centers in Amsterdam, Frankfurt and London; and a €40 million secured revolving credit facility that will be used to fund working capital needs and other general corporate purposes of the joint venture. Deutsche Bank and ING Bank N.V. are acting as underwriters, joint-mandated lead arrangers and joint bookrunners for the facilities, the availability of which is subject to customary closing conditions.
  Citi served as exclusive financial advisor to Equinix in connection with this transaction.

Quotes

  Kelly Morgan, Vice President – Datacenter Infrastructure & Services, 451 Research:
  "As hyperscale companies expand around the world, they will increasingly look to partners to provide both broad global scale and deep local knowledge when deploying data center space. Equinix, with its track record of operational reliability, along with expertise in financing, permitting and building data centers globally, is an example of a partner that can provide a platform for top hyperscale companies to scale core workload operations as well as interconnected access points within an ecosystem of partners and customers. By increasing the number of hyperscale facilities in the EMEA region, the joint venture between Equinix and GIC aims to accelerate the adoption of hybrid and multicloud as the IT architecture of choice by companies throughout the region."
  Charles Meyers, President and CEO, Equinix:
  "It has been a long journey to reach this point, but we are tremendously excited to announce the formation of our first xScale data centers joint venture. Partnering with a world-class investment partner like GIC will provide the opportunity to make significant capital investments in order to capture targeted large-footprint deployments while continuing to optimize our capital structure. The JV structure will enable us to extend our cloud leadership while providing significant value to a critical set of hyperscale customers. We look forward to launching similar JVs in other operating regions and believe that these efforts will continue to further differentiate Equinix as the trusted center of a cloud-first world."

Additional Resources

  Equinix and GIC Launch Hyperscale Joint Venture [blog]
  Learn more about Platform Equinix [website]
  Global Interconnection Index Volume 2 [market study]

About Equinix
Equinix, Inc. (Nasdaq: EQIX) connects the world's leading businesses to their customers, employees and partners inside the most-interconnected data centers. On this global platform for digital business, companies come together across more than 50 markets on five continents to reach everywhere, interconnect everyone and integrate everything they need to create their digital futures. www.equinix.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to Equinix's ability to complete the closing of the Joint Venture on the proposed terms and schedule; risks related to Equinix or GIC being able to satisfy their respective closing conditions related to the Joint Venture, including obtaining regulatory approval; any inability of Equinix, GIC or the Joint Venture to obtain financing as needed; risks related to whether the data centers which will be contributed to the Joint Venture will be integrated successfully, and whether such integration may be more difficult, time-consuming or costly than expected; risks that the expected benefits of the Joint Venture will not occur; the challenges of operating and managing data centers and developing, deploying and delivering Equinix services; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; competition from existing and new competitors; the loss or decline in business from key hyperscale companies; disruption from the Joint Venture making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see recent Equinix quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

CONTACT: Equinix Media Contact (Global); Liam Rose; +44 788 1312553; liam.rose@eu.equinix.com OR Investor Relations Contacts: Katrina Rymill; +1 650-598-6583; krymill@equinix.com OR Chip Newcom; +1 650-598-6262; cnewcom@equinix.com